Exhibit 10.34

January 27, 2012

AeroGrow International, Inc.
6075 Longbow Drive # 200
Boulder, CO  80301

Re:	Series A Convertible Preferred Stock
Certificate of Designations Modification

The undersigned is a beneficial owner of shares of the Series A Convertible Preferred Stock (“Series A Preferred”) of AeroGrow International, Inc., a Nevada corporation (the “Company”).  The relative rights, preferences, privileges and restrictions of the Series A Preferred are governed by the Certificate of Designations of Series A Convertible Preferred Stock as duly adopted by the Board of Directors and Shareholders of the Company on June 29, 2009, and as amended by Amendment No. 1 thereto as duly adopted by the Board of Directors and Series A Preferred Shareholders on March 3, 2010 (collectively the “Certificate of Designations”).

The Company has advised the undersigned that, subject to the consent of the affected parties and compliance with applicable legal requirements, it proposes to restructure the Company’s equity and debt as follows:

Subordinated Secured 8% Convertible Promissory Notes: (“Note Restructure”)

Outstanding principal balance:	$6,796,394.94
Accrued interest (as of 12/31/11):	$497,533.35
Total:	$7,293,928.29

Restructure:
•	Reset conversion price from $0.10 per common share to $0.025 per common share (“Reset Note Conversion Price”), conditioned upon;
•	noteholders agreeing to convert all outstanding and unpaid principal and accrued and unpaid interest into shares of common stock; and
•	noteholders agreeing to defer the interest payment due January 31, 2012.

Series A Preferred Stock: (“Series A Preferred Restructure”)

7,526 shares issued and outstanding

Restructure:
•	Reset conversion price from $0.18 per share to $0.09 per share (“Reset Series A Conversion Price”), conditioned upon;
•	holders of Series A Preferred agreeing to convert all outstanding shares into shares of common stock;
•
automatic conversion of warrants exercisable to purchase shares of Series A Preferred Stock (“Preferred Warrants”) into warrants exercisable to purchase shares of common stock (“Common Warrants”) (pursuant to Section 5.2 of Warrant Certificate); and

•
action by the Company’s Board of Directors to (i) reduce the exercise price of the Common Warrants to $0.07 per share and (ii) declare a dividend on each outstanding Common Warrant consisting of an additional one-half Common Warrant (with the effect of increasing the number of Common Warrants by 50% post-dividend).

In order to facilitate the Note Restructure and Series A Preferred Restructure, the undersigned agrees, and hereby votes all shares of voting securities owned by the undersigned in favor of, the following:

1.	The undersigned agrees to waive the full ratchet anti-dilution adjustment to the Series A Preferred conversion price that would result from the Reset Note Conversion Price.
2.	The undersigned consents to the amendment of Section 4(c) of the Certificate of Designations to provide for a conversion price of $0.09 per share.
3.
Subject to the conditions set forth below, the undersigned agrees to convert all shares of Series A Preferred into shares of common stock (the “Conversion Shares”) at a conversion price of $0.09 per share.

4.
Subject to the conditions set forth below, the undersigned acknowledges that upon the conversion of all outstanding shares of Series A Preferred Stock into shares of common stock, all Preferred Warrants will automatically convert into Common Warrants by virtue of Section 5.2 of the Warrant Certificate.

5.	The undersigned consents to the increase of the Company’s authorized capital shares to consist of 750,000,000 shares of common stock (the “Share Increase”).
6.
The undersigned consents to the Company undertaking a reverse split of all outstanding securities by a factor of up to one-for-three hundred (1-for-300) (the “Reverse Split”), at the discretion of the Board of Directors, when and as determined by the Board of Directors.

The foregoing agreements are subject to and conditioned upon (i) the consent of the holders of the Subordinated Secured 8% Convertible Promissory Notes (the “Notes”) to the Note Restructure in sufficient number to result in all outstanding Notes participating in the Note Restructure under the terms of the Notes and related Collateral Agent Agreement; (ii) the consent of the holders of the Series A Preferred to the Series A Preferred Restructure in sufficient number to result in all outstanding shares of Series A Preferred participating in the Series A Preferred Restructure; (iii) action by the Company’s Board of Directors to reduce the exercise price of the Common Warrants to $0.07 per share; and (iv) action by the Company’s Board of Directors to declare a dividend on each outstanding Common Warrant consisting of an additional one-half Common Warrant.

In consideration of the foregoing agreements, the undersigned hereby releases, acquits and forever discharges the Company, together with its officers, directors, agents, representatives, attorneys, affiliates, both past and present, from any claim, demand, obligation or liability, known or unknown, direct or indirect, arising out of or in connection with the Note Restructure, Series A Restructure, Share Increase or Reverse Split, as well as any act or omission in connection therewith.

The undersigned has been provided with information and materials concerning the subject matter of the Note Restructure and Series A Restructure.  In addition, the undersigned has had access to the Company’s reports and information filed with the United States Securities and Exchange Commission (“SEC Documents”).  The information and materials provided by the Company and the SEC Documents are referred to herein as the “Documents.”  The undersigned has carefully reviewed and is familiar with all of the terms of the Documents.  The undersigned has been given access to full and complete information regarding the Company and has utilized such access to the undersigned’s satisfaction for the purpose of obtaining such information regarding the Company as the undersigned has reasonably requested; and, particularly, the undersigned has been given reasonable opportunity to ask questions of, and receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Conversion Shares and to obtain any additional information, to the extent reasonably available. The undersigned has relied on nothing other than the Documents (including any exhibits thereto) in deciding whether to participate in the Series A Preferred Restructure.  Except as set forth in the Documents, no representations or warranties have been made to the undersigned by the Company, any selling agent of the Company, or any agent, employee, or affiliate of the Company or such selling agent. The undersigned, in reaching a decision to participate in the Series A Preferred Restructure, has such knowledge and experience in financial and business matters that the undersigned is capable of reading and interpreting financial statements and evaluating the merits and risk of the agreements contained herein and has the net worth to undertake such risks.

Sincerely,

By: _______________________________
       (Signature)

By: _______________________________
       (Joint Signature)

Investor Name: ______________________

Date:  _____________________________

Number of shares of
Series A Preferred: __________________